Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-71904), pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-92318), pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan,

(3) Registration Statement (Form S-8 No. 333-117033), pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan,

(4) Registration Statement (Form S-8 No. 333-171463), pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan, and

(5) Registration Statement (Form S-8 No. 333-184933), pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan;

of our report dated May 8, 2013, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 28, 2013.

/s/Ernst & Young LLP

Indianapolis, Indiana

May 8, 2013